Sub-Item 77O
Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS, INC.
DREYFUS PREMIER LIMITED TERM INCOME FUND

On January 9, 2006, The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Limited Term Income Fund (the “Fund”) purchased, slightly below par value, $160,000 in corporate bonds of Goldman Sachs & Co. (“Goldman Sachs”) – CUSIP # 38141GEF7 (the “Bonds”). The Bonds were purchased from Goldman Sachs, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Goldman Sachs received an underwriting spread of 3.51% per Bond. None of the other members received any economic benefit. The following is a list of the syndicate’s primary members:

BNP Paribas
BNY Capital Markets
Citigroup
Commerzbank Capital Markets
Goldman Sachs
Hypovereinsbank
ING Barings Capital
Mellon Financial Markets, LLC
SunTrust Robinson Humphrey
Utendahl Capital Partners
Wachovia Securities
Wells Fargo
Westdeutsche Landesbank
Williams Capital Group

Accompanying this statement are materials presented to the Board of Directors of The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Limited Term Income Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on April 19-20, 2006.

Sub-Item 77O
Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS, INC.
DREYFUS PREMIER LIMITED TERM INCOME FUND

On February 27, 2006, The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Limited Term Income Fund (the “Fund”) purchased, slightly below par value, $150,000 in corporate bonds of United Healthcare Group Inc. – CUSIP # 91324PAP7 (the “Bonds”). The Bonds were purchased from JP Morgan Securities (“JP Morgan”), a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. JP Morgan received a commission of 6.01% per Bond. None of the other members received any economic benefit. The following is a list of the syndicate’s primary members:

Banc of America Securities
Bank of NY Securities
BBT Fund
Citigroup
Deutsche Bank Securities
Goldman Sachs
JP Morgan Securities
First Tennessee Capital Markets
Key Bank Capital Markets
LaSalle Bank
Lazard
Lehman Brothers
Mellon Financial Markets, LLC
Merrill Lynch
Morgan Keegan
Piper Jaffray
PNC Bank
Wachovia Securities

Accompanying this statement are materials presented to the Board of Directors of The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Limited Term Income Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on April 19-20, 2006.

Sub-Item 77O
Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS, INC.
DREYFUS PREMIER BALANCED FUND

On February 27, 2006, The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Balanced Fund (the “Fund”) purchased, slightly below par value, $135,000 in corporate bonds of United Healthcare Group Inc. – CUSIP # 91324PAQ5 (the “Bonds”). The Bonds were purchased from JP Morgan Securities (“JP Morgan”), a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. JP Morgan received a commission of 6.52% per Bond. None of the other members received any economic benefit. The following is a list of the syndicate’s primary members:

Banc of America Securities
Bank of NY Securities
BBT Fund
Citigroup
Deutsche Bank Securities
First Tennessee Capital Markets
Goldman Sachs
JP Morgan Securities
Key Bank Capital Markets
LaSalle Bank
Lazard
Lehman Brothers
Mellon Financial Markets, LLC
Merrill Lynch
Morgan Keegan
Piper Jaffray
PNC Bank
Wachovia Securities

Accompanying this statement are materials presented to the Board of Directors of The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Balanced Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on April 19-20, 2006.

Board Group V
1/1/06-3/31/06

Rule 10f-3 –Summary
(Affiliated Underwriters)

Fund	Manager	Are there applicable	IF YES,	Total Value of	Primary
	Firm	transactions to	Certification attached	Securities Purchased by	Portfolio Manager
		report?	from Manager that all	Fund from Affiliated
			transactions are in	Underwriter
		If Yes, detail	compliance with	(% of total net assets)
		attached from	board-approved
		Manager	procedure

Money Market Funds

Dreyfus Institutional Government MM	Dreyfus	No			Patricia A. Larkin
Fund

Dreyfus Institutional Prime MM Fund	Dreyfus	No			Patricia A. Larkin

Dreyfus Institutional U.S. Treasury	Dreyfus	No			Patricia A. Larkin
MM Fund

Dreyfus Money Market Reserves	Dreyfus	No			Patricia A. Larkin

Dreyfus U.S. Treasury Reserves	Dreyfus	No			Patricia A. Larkin

Municipal Money Market Funds

Dreyfus BASIC CA Municipal MM	Dreyfus	No			Joseph Irace
Fund

Dreyfus BASIC MA Municipal MM	Dreyfus/ Mellon	No			John F. Flahive
Fund

Dreyfus BASIC NY Municipal MM	Dreyfus	No			Joseph Irace
Fund

Dreyfus Municipal Reserves	Dreyfus/ Mellon	No			J. Christopher Nicholl

Balanced Funds

Joseph Darcy\Scott
Dreyfus Tax Managed Balanced Fund	Dreyfus/Fayez	No			Sprauer\Fayez S.
Sarofim

Fixed Income Funds

Dreyfus Bond Market Index Fund	Dreyfus/Standish	No			Laurie A. Carroll

Dreyfus High Yield Strategies Fund	Dreyfus/Standish	No			Jon Uhrig

Dreyfus Premier International Bond	Dreyfus/Standish				Charles Dolan/Thomas
Fund					Fahey

Dreyfus Premier Limited Term High	Dreyfus/Standish	No			Jon Uhrig
Yield Fund

Dreyfus Premier Limited Term	Dreyfus/Standish	Yes	X	0.72%	Christopher M.
Income Fund					Pellegrino

Dreyfus Premier Managed Income	Dreyfus/Standish	No			Kent J. Wosepka
Fund

Equity Funds

Dreyfus BASIC S&P 500 Stock Index	Dreyfus/ MEA	No			Thomas J. Durante
Fund

Dreyfus Disciplined Stock Fund	Dreyfus/TBCAM	No			Sean P. Fitzgibbon

Dreyfus Premier Balanced Fund	Dreyfus/Standish	Yes	X	0.09%	Cathy Powers

Dreyfus Premier Core Equity Fund	Fayez	No			Fayez S. Sarofim

Dreyfus Premier Core Value Fund	Dreyfus/TBCAM	No			Brain C. Ferguson

Dreyfus Premier Large Company	Dreyfus/TBCAM	No			Sean P. Fitzgibbon
Stock Fund

Dreyfus Premier Midcap Stock Fund	Dreyfus/MEA	No			John R. O’Toole

Dreyfus Premier Small Cap Value	Dreyfus/MEA	No			Adam T. Logan
Fund

Dreyfus Premier Tax Managed	Fayez	No			Fayez S. Sarofim
Growth Fund

RULE 10f-3 Transactions

Dreyfus Premier Limited Term Income	
Reporting Period	1/01/06-03/31/06
Total Net Assets	42,790,500
Portfolio Manager	Catherine Powers

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Goldman Sachs	38141GEF7	New Issue	Goldman Sachs	Goldman Sachs	1/9/06	Corporate	160,000	99.79	159,658	3.51%
			Affiliated Underwriter	**Other Syndicate members**	**Date of First Offering**	**Rating of Security**	**Issue Size**	**% of Issue Size Purchased by Above Fund**	**% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund**	**% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)**
			MFM	BNP Paribas, BNY Capital Markets, Citigroup, Commerzbank Capital Markets, Hypovereinsbank, ING Barings Capital, Mellon Financial Markets, SunTrust Robinson Humphrey, Utendahl Capital Partners, Wachovia Securities, Wells Fargo, Westdeutsche Landesbank, Williams Capital Group	1/17/06	Aa3/A+	750,000,000	0.02%	0.37%	0.60%
					Was Price Paid the same as other Purchasers?	**Was Security Purchased on Offer Date?**	**Was Issuer in continuous operation for at least 3 years?**	**Was Offering part of Firm commitment?**	**Did Affiliated Underwriter benefit directly or indirectly from purchase?**	**Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?**
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	[signature]	DATE	4/11/06

RULE 10f-3 Transactions

Dreyfus Premier Limited Term Income

Reporting Period	1/01/06-03/31/06
Total Net Assets	42,790,500

Portfolio Manager	Catherine Powers

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
United Healthcare Group Inc	91324PAP7	New Issue	Citigroup, Goldman Sachs, JP Morgan	JP Morgan	2/27/06	Corporate	150,000	99.84	149,760	6.01%
			Affiliated Underwriter	**Other Syndicate members**	**Date of First Offering**	**Rating of Security**	**Issue Size**	**% of Issue Size Purchased by Above Fund**	**% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund**	**% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)**
			MFM	Banc of America Securities, Deutsche Bank Securities, Wachovia Securities, Bank of NY Securities, BBT Fund, First Tennessee Capital Markets, Key Bank Capital Mkts, LaSalle Bank, Lazard, Lehman Brothers, Mellon Financial Mkts, Merrill Lynch, Morgan Keegan, Piper Jaffray, PNC Bank	3/2/06	A2/A	750,000,000	0.02%	0.35%	0.67%
					Was Price Paid the same as other Purchasers?	**Was Security Purchased on Offer Date?**	**Was Issuer in continuous operation for at least 3 years?**	**Was Offering part of Firm commitment?**	**Did Affiliated Underwriter benefit directly or indirectly from purchase?**	**Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?**
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED		DATE

RULE 10f-3 Transactions

Dreyfus Premier Balanced

Reporting Period	1/01/06-03/31/06
Total Net Assets	148,090,800

Portfolio Manager	Catherine Powers

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
United Healthcare Group Inc	91324PAQ5	New Issue	Citigroup, Goldman Sachs, JP Morgan	JP Morgan	2/27/06	Corporate	135,000	99.62	134,490	6.52%
			Affiliated Underwriter	**Other Syndicate members**	**Date of First Offering**	**Rating of Security**	**Issue Size**	**% of Issue Size Purchased by Above Fund**	**% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund**	**% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)**
			MFM	Banc of America Securities, Deutsche Bank Securities, Wachovia Securities, Bank of NY Securities, BBT Fund, First Tennessee Capital Markets, Key Bank Capital Mkts, LaSalle Bank, Lazard, Lehman Brothers, Mellon Financial Mkts, Merrill Lynch, Morgan Keegan, Piper Jaffray, PNC Bank	3/2/06	A2/A	750,000,000	0.02%	0.09%	1.04%
					Was Price Paid the same as other Purchasers?	**Was Security Purchased on Offer Date?**	**Was Issuer in continuous operation for at least 3 years?**	**Was Offering part of Firm commitment?**	**Did Affiliated Underwriter benefit directly or indirectly from purchase?**	**Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?**
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED		DATE	4/11/06